FOR IMMEDIATE RELEASE
INNOVATE Corp. Announces First Quarter 2022 Results
- Infrastructure: DBM Global delivers record revenue of $402.2 million in the first quarter driven by Banker Steel, large-scale projects and continued momentum -
- Life Sciences: R2 has now shipped 100 GLACIAL® devices to customers globally -
- Spectrum: Broadcasting completed the construction of 22 new broadcast stations and added 12 new DMAs -
NEW YORK, May 4, 2022 - INNOVATE Corp. (“INNOVATE” or the “Company”) (NYSE: VATE) announced today its consolidated results for the first quarter.
Financial Summary

(in millions, except per share amounts)	Three Months Ended March 31,
	2022	2021	Increase / (Decrease)
Revenue	$412.8	$171.8	140.3%
Net (loss) income attributable to common stock and participating preferred stockholders	$(13.6)	$12.2	(211.5)%
Diluted (loss) income per share - Net (loss) income attributable to common stock and participating preferred shareholders	$(0.18)	$0.15	(220.0)%
Total Adjusted EBITDA(1)(2)	$11.5	$1.0	1,050.0%

(1) Reconciliation of GAAP to Non-GAAP measures follows
(2) Note that Total Adjusted EBITDA excludes results for discontinued operations

Commentary
“During the first quarter of 2022, INNOVATE saw strong momentum across all three operating segments. As we continue to execute against our strategic framework, we are encouraged by the unique positioning of our assets," said Avie Glazer, Chairman of INNOVATE. “Infrastructure achieved $402.2 million in revenue for the first quarter while maintaining its robust backlog and generating healthy free cash flow. At Life Sciences, R2 and MediBeacon continued to progress, and we are excited to see them take advantage of the immense opportunities in their respective markets. Lastly, Spectrum delivered its sixth consecutive quarter of profitability, and continues to optimize operations and grow OTA revenues. We are pleased with how each of our three operating segments have performed, and we remain excited about our future prospects."

“The first quarter results underscore the continued growth in each of our operating assets” said Wayne Barr, Jr., Chief Executive Officer of INNOVATE. “We see numerous opportunities at DBM Global, which benefited from a meaningful resurgence of large-scale construction projects and continued penetration given its geographic influence. We now have our sales team and planned programs fully in place at R2 as we look to push the momentum achieved in these early days. Additionally, MediBeacon has made progress towards developing and commercializing its best-in-class kidney monitoring technology. Lastly, Spectrum continues to generate operational efficiencies and capture robust demand among digital content providers through its extensive coverage area. We continue to see tremendous upside in each of our three operating segments.”

First Quarter 2022 Highlights and Recent Highlights
•The Company achieved Revenue and Adjusted EBITDA growth of 140.3% and 1,050.0%, respectively.

Infrastructure
•DBM Global Inc. ("DBM Global") achieved record revenue in the first quarter, driven by Banker Steel and robust demand in the commercial and industrial construction markets.
•For the first quarter of 2022, DBM Global reported revenue of $402.2 million, an increase of 149.3% compared to $161.3 million in the prior year quarter. Net Income was $6.1 million, compared to zero for the prior year quarter. Adjusted EBITDA increased to $20.5 million from $11.3 million in the prior year quarter.
•DBM Global’s total backlog decreased to $1,382.9 million as of March 31, 2022, down from $1,580.9 million as of December 31, 2021. Taking into consideration awarded, but not yet signed contracts, backlog would have been approximately $1,690.9 million at the end of the first quarter of 2022, compared to $1,875.9 million as of December 31, 2021.

Life Sciences
•R2 Technologies, Inc. ("R2") has now shipped 100 GLACIAL® devices to customers globally, and those customers have performed more than 15,000 GLACIAL® treatment cycles.
•MediBeacon Inc. ("MediBeacon") plans to submit its Investigational Device Exemption (IDE) application to the FDA for its U.S. Pivotal Study.

Spectrum
•In the first quarter of 2022, HC2 Broadcasting Holdings Inc. ("Broadcasting") completed nearly all of its remaining station builds, adding 22 new stations out of a targeted 24. The remaining two builds in Bangor, ME, are awaiting Canadian government approval, which is expected shortly. Altogether, Broadcasting will own and operate 251 stations that cover 107 designated market areas (DMAs).
•For the first quarter of 2022, Broadcasting reported revenue of $9.8 million, a decrease of 6.7% compared to $10.5 million in the prior year quarter. The decrease was primarily driven by lower advertising revenue at the Broadcasting network business.
•For the first quarter of 2022, Broadcasting reported Net Loss of $3.4 million compared to $4.4 million in the prior year quarter. Adjusted EBITDA was $1.3 million, compared to an Adjusted EBITDA of $0.8 million in the prior year quarter.
•Broadcasting achieved its sixth consecutive quarter of positive Adjusted EBITDA.

First Quarter Financial Highlights
•Revenue: For the first quarter of 2022, INNOVATE's consolidated revenue from continuing operations was $412.8 million, an increase of 140.3% compared to $171.8 million for the prior year quarter. The increase in revenue was due primarily to the Company’s Infrastructure segment, driven by the contribution from Banker Steel, which was acquired in the second quarter of 2021, as well as increases in Infrastructure market demand with larger projects entering the market.

REVENUE by OPERATING SEGMENT

(in millions)	Three Months Ended March 31,
	2022	2021	Increase / (Decrease)
Infrastructure	$402.2	$161.3	$240.9
Life Sciences	0.8	—	0.8
Spectrum	9.8	10.5	(0.7)
Consolidated INNOVATE	$412.8	$171.8	$241.0

•Net Income (Loss): For the first quarter of 2022, INNOVATE reported a Net Loss attributable to common stock and participating preferred stockholders of $13.6 million, or $0.18 per fully diluted share, compared to a Net Income of $12.2 million, or $0.15 per fully diluted share, for the prior year quarter. The decrease in the Net Income was driven by Income (Loss) from Discontinued Operations as a result of the unrepeated gain on the sale of Beyond6 of $39.2 million and discontinued operations of the Insurance segment which was sold in the third quarter of 2021. This was partially offset by the impact of INNOVATE's Q1 2021 refinancing resulting in the related unrepeated loss on debt extinguishment and decreased interest expense, as well as the contribution from Banker Steel, which was acquired by the Infrastructure segment in the second quarter of 2021.

NET INCOME (LOSS) by OPERATING SEGMENT

(in millions)	Three Months Ended March 31,
	2022	2021	Increase / (Decrease)
Infrastructure	$6.1	$—	$6.1
Life Sciences	(4.1)	(4.2)	0.1
Spectrum	(3.4)	(4.4)	1.0
Non-operating Corporate	(11.3)	(30.8)	19.5
Other and Eliminations	0.3	0.1	0.2
Net loss attributable to INNOVATE Corp., excluding discontinued operations	$(12.4)	$(39.3)	$26.9
Net income from discontinued operations	—	51.9	(51.9)
Net (loss) income attributable to INNOVATE Corp.	$(12.4)	$12.6	(25.0)
Less: Preferred dividends and deemed dividends from conversions	1.2	0.4	0.8
Net (loss) income attributable to common stock and participating preferred stockholders	$(13.6)	$12.2	$(25.8)

•Adjusted EBITDA: For the first quarter of 2022, Total Adjusted EBITDA, which excludes discontinued operations, was $11.5 million, compared to Total Adjusted EBITDA of $1.0 million for the prior year quarter. The increase in first quarter Adjusted EBITDA can be attributed to the contribution from Banker Steel at the Infrastructure segment, which was acquired in the second quarter of 2021, as well as the equity investment in the Huawei Marine joint venture, as it produced higher income than in the comparable period, which is generally attributable to the timing of project work. The increase was partially offset by the completion of a high margin project at the Infrastructure design business in 2021, as well as increases in G&A expenses at Infrastructure due to the acquisition of Banker Steel and the Non-operating Corporate segment as a result of the timing of professional service expenses, an increase in planned discretionary bonuses, and the settlement with the Company's former CEO, which was partially offset by decreased legal expenses driven by lower activity in 2022.

ADJUSTED EBITDA by OPERATING SEGMENT

(in millions)	Three Months Ended March 31,
	2022	2021	Increase / (Decrease)
Infrastructure	$20.5	$11.3	$9.2
Life Sciences	(5.8)	(6.2)	0.4
Spectrum	1.3	0.8	0.5
Non-operating Corporate	(4.6)	(4.0)	(0.6)
Other and Eliminations	0.1	(0.9)	1.0
Total Adjusted EBITDA	$11.5	$1.0	$10.5

•Balance Sheet: As of March 31, 2022, INNOVATE had cash and cash equivalents of $26.4 million compared to $45.5 million as of December 31, 2021. On a stand-alone basis, as of March 31, 2022, the Corporate segment had cash and cash equivalents of $5.3 million compared to $22.0 million at December 31, 2021.

Conference Call
INNOVATE will host a live conference call to discuss its first quarter 2022 financial results and operations today at 4:30 p.m. ET. The Company will post an earnings supplemental presentation in the Investor Relations section of the INNOVATE website at innovate-ir.com, to accompany the conference call. Dial-in instructions for the conference call and the replay follows.
•Live Webcast and Call. A live webcast of the conference call can be accessed by interested parties through the Investor Relations section of the INNOVATE website at innovate-ir.com.
–Dial-in: 1-844-826-3033 (Domestic Toll Free) / 1-412-317-5185 (Toll/International)
–Participant Entry Number: 10165838
•Conference Replay*
–Dial-in: 1-844-512-2921 (Domestic Toll Free) / 1-412-317-6671 (Toll/International)
–Conference Number: 10165838
*Available approximately two hours after the end of the conference call through May 18, 2022.

About INNOVATE Corp.
INNOVATE Corp., is a portfolio of best-in-class assets in three key areas of the new economy – Infrastructure, Life Sciences and Spectrum. Dedicated to stakeholder capitalism, INNOVATE employs approximately 3,902 people across its subsidiaries. For more information, please visit: www.INNOVATECorp.com.

Contacts

Investor Contact:
Anthony Rozmus
ir@innovatecorp.com
(212) 235-2691

Media Contact:
Reevemark
Paul Caminiti/Pam Greene/Luc Herbowy
INNOVATE.Team@reevemark.com
(212) 433-4600

Non-GAAP Financial Measures
In this press release, INNOVATE refers to certain financial measures that are not presented in accordance with U.S. generally accepted accounting principles (“GAAP”), including Total Adjusted EBITDA (excluding discontinued operations) and Adjusted EBITDA for its operating segments.

Adjusted EBITDA
Management believes that Adjusted EBITDA provides investors with meaningful information for gaining an understanding of our results as it is frequently used by the financial community to provide insight into an organization’s operating trends and facilitates comparisons between peer companies, since interest, taxes, depreciation, amortization and the other items listed in the definition of Adjusted EBITDA below can differ greatly between organizations as a result of differing capital structures and tax strategies. Adjusted EBITDA can also be a useful measure of a company’s ability to service debt. While management believes that non-U.S. GAAP measurements are useful supplemental information, such adjusted results are not intended to replace our U.S. GAAP financial results. Using Adjusted EBITDA as a performance measure has inherent limitations as an analytical tool as compared to net income (loss) or other U.S. GAAP financial measures, as this non-GAAP measure excludes certain items, including items that are recurring in nature, which may be meaningful to investors. As a result of the exclusions, Adjusted EBITDA should not be considered in isolation and does not purport to be an alternative to net income (loss) or other U.S. GAAP financial measures as a measure of our operating performance. Adjusted EBITDA excludes the results of operations and any consolidating eliminations of our Insurance segment.

The calculation of Adjusted EBITDA, as defined by us, consists of Net income (loss) as adjusted for discontinued operations; depreciation and amortization; Other operating (income) expense, which is inclusive of (gain) loss on sale or disposal of assets, lease termination costs, asset impairment expense and FCC reimbursements; interest expense; loss on early extinguishment or restructuring of debt; other (income) expense, net; income tax (benefit) expense; noncontrolling interest; share-based compensation expense; non-recurring items; costs associated with the COVID-19 pandemic, and acquisition and disposition costs.
Management recognizes that using Adjusted EBITDA as a performance measure has inherent limitations as an analytical tool as compared to net income (loss) or other GAAP financial measures, as these non-GAAP measures exclude certain items, including items that are recurring in nature, which may be meaningful to investors.
Cautionary Statement Regarding Forward-Looking Statements
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release contains, and certain oral statements made by our representatives from time to time may contain, "forward-looking statements." Generally, forward-looking statements include information describing actions, events, results, strategies and expectations and are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans,” “seeks,” “estimates,” “projects,” “may,” “will,” “could,” “might,” or “continues” or similar expressions. Such forward-looking statements are based on current expectations and inherently involve certain risks, assumptions and uncertainties. The forward-looking statements in this presentation include, without limitation, any statements regarding INNOVATE’s inability to predict the extent to which the COVID-19 pandemic and related impacts will continue to adversely impact INNOVATE’s business operations, financial performance, results of operations, financial position, the prices of INNOVATE’s securities and the achievement of INNOVATE’s strategic objectives, and changes in macroeconomic and market conditions and market volatility (including developments and volatility arising from the COVID-19 pandemic), including interest rates, the value of securities and other financial assets, and the impact of such changes and volatility on INNOVATE’s financial position. Such statements are based on the beliefs and assumptions of INNOVATE’s management and the management of INNOVATE’s subsidiaries and portfolio companies.

The Company believes these judgments are reasonable, but you should understand that these statements are not guarantees of performance, results or the creation of stockholder value and the Company’s actual results could differ materially from those expressed or implied in the forward-looking statements due to a variety of important factors, both positive and negative, including those that may be identified in subsequent statements and reports filed with the Securities and Exchange Commission (“SEC”), including in our reports on Forms 10-K, 10-Q, and 8-K. Such important factors include, without limitation: developments relating to on-going hostilities in Ukraine, the severity, magnitude and duration of the COVID-19 pandemic, including impacts of the pandemic and of businesses’ and governments’ responses to the pandemic on INNOVATE’s operations and personnel, and on commercial activity and demand across our businesses, capital market conditions, including the ability of INNOVATE and INNOVATE’s subsidiaries to raise capital; the ability of INNOVATE’s subsidiaries and portfolio companies to generate sufficient net income and cash flows to make upstream cash distributions; volatility in the trading price of INNOVATE common stock; the ability of INNOVATE and its subsidiaries and portfolio companies to identify any suitable future acquisition or disposition opportunities; our ability to realize efficiencies, cost savings, income and margin improvements, growth, economies of scale and other anticipated benefits of strategic transactions; difficulties related to the integration of financial reporting of acquired or target businesses; difficulties completing pending and future acquisitions and dispositions; effects of litigation, indemnification claims, and other contingent liabilities; changes in regulations and tax laws; and risks that may affect the performance of the operating subsidiaries and portfolio companies of INNOVATE.
Although INNOVATE believes its expectations and assumptions regarding its future operating performance are reasonable, there can be no assurance that the expectations reflected herein will be achieved. These risks and other important factors discussed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K filed with the SEC, and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this presentation.

You should not place undue reliance on forward-looking statements. All forward-looking statements attributable to INNOVATE or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and unless legally required, INNOVATE undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

INNOVATE CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2022	2021
Revenue	$412.8	$171.8
Cost of revenue	363.0	141.3
Gross profit	49.8	30.5
Operating expenses:
Selling, general and administrative	42.6	37.1
Depreciation and amortization	6.9	3.9
Other operating (gain) loss	(0.4)	0.4
Income (loss) from operations	0.7	(10.9)
Other (expense) income:
Interest expense	(12.6)	(21.4)
Loss on early extinguishment or restructuring of debt	—	(10.8)
Loss from equity investees	(0.5)	(2.1)
Other (loss) income	(0.1)	3.4
Loss from continuing operations before income taxes	(12.5)	(41.8)
Income tax expense	(1.6)	(1.1)
Loss from continuing operations	(14.1)	(42.9)
Income from discontinued operations (including gain on disposal of $40.4 million for the three months ended March 31, 2021)	—	51.9
Net (loss) income	(14.1)	9.0
Net income attributable to noncontrolling interest and redeemable noncontrolling interest	1.7	3.6
Net (loss) income attributable to INNOVATE Corp.	(12.4)	12.6
Less: Preferred dividends and deemed dividends from conversions	1.2	0.4
Net (loss) income attributable to common stock and participating preferred stockholders	$(13.6)	$12.2

Loss per common share - continuing operations
Basic	$(0.18)	$(0.51)
Diluted	$(0.18)	$(0.51)

Income per common share - discontinued operations
Basic	$—	$0.66
Diluted	$—	$0.66

(Loss) income per share - Net loss attributable to common stock and participating preferred stockholders
Basic	$(0.18)	$0.15
Diluted	$(0.18)	$0.15

Weighted average common shares outstanding:
Basic	77.3	76.9
Diluted	77.3	76.9

INNOVATE CORP.
CONDENSED CONSOLIDATED BALANCE SHEET
(in millions, except share amounts)
(Unaudited)

	March 31, 2022	December 31, 2021

Assets
Current assets
Cash and cash equivalents	$26.4	$45.5
Accounts receivable, net	274.4	247.1
Contract assets	140.6	118.6
Inventory	19.5	17.0
Restricted cash	2.0	2.0
Assets held for sale	1.5	1.5
Other current assets	12.2	10.9
Total current assets	476.6	442.6
Investments	60.2	56.0
Deferred tax asset	3.1	3.0
Property, plant and equipment, net	165.8	169.9
Goodwill	127.5	127.4
Intangibles, net	204.2	208.4
Other assets	74.8	73.3
Total assets	$1,112.2	$1,080.6

Liabilities, temporary equity and stockholders’ deficit
Current liabilities
Accounts payable	$200.4	$179.2
Accrued liabilities	86.1	93.4
Current portion of debt obligations	80.1	69.5
Contract liabilities	55.1	79.1
Other current liabilities	19.8	18.3
Total current liabilities	441.5	439.5
Deferred tax liability	9.5	9.1
Debt obligations	601.0	556.8
Other liabilities	63.3	63.3
Total liabilities	1,115.3	1,068.7
Commitments and contingencies
Temporary equity
Preferred stock	18.5	18.8
Redeemable noncontrolling interest	47.7	49.3
Total temporary equity	66.2	68.1
Stockholders’ deficit
Common stock, $0.001 par value	0.1	0.1
Shares authorized: 160,000,000 at March 31, 2022 and December 31, 2021, respectively
Shares issued: 79,821,751 and 79,225,964 at March 31, 2022 and December 31, 2021, respectively
Shares outstanding: 78,432,535 and 77,836,748 at March 31, 2022 and December 31, 2021, respectively
Additional paid-in capital	330.8	330.6
Treasury stock, at cost: 1,389,216 and 1,389,216 shares at March 31, 2022 and December 31, 2021, respectively	(5.2)	(5.2)
Accumulated deficit	(428.6)	(416.2)
Accumulated other comprehensive income	7.0	6.4
Total INNOVATE Corp. stockholders’ deficit	(95.9)	(84.3)
Noncontrolling interest	26.6	28.1
Total stockholders’ deficit	(69.3)	(56.2)
Total liabilities, temporary equity and stockholders’ deficit	$1,112.2	$1,080.6

INNOVATE CORP.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
(Unaudited)

(in millions)	Three Months ended March 31, 2022
	Infrastructure	Life Sciences	Spectrum	Non-operating Corporate	Other and Elimination	INNOVATE
Net (loss) attributable to INNOVATE Corp.						$(12.4)
Less: Discontinued operations						—
Net Income (loss) attributable to INNOVATE Corp., excluding discontinued operations	$6.1	$(4.1)	$(3.4)	$(11.3)	$0.3	$(12.4)
Adjustments to reconcile net income (loss) to Adjusted EBITDA:
Depreciation and amortization	5.3	0.1	1.5	—	—	6.9
Depreciation and amortization (included in cost of revenue)	3.7	—	—	—	—	3.7
Other operating (income) expense	(0.6)	—	0.2	—	—	(0.4)
Interest expense	2.2	—	2.0	8.4	—	12.6
Other expense (income), net	0.1	0.1	1.5	(1.6)	—	0.1
Income tax expense (benefit)	2.9	—	—	(1.3)	—	1.6
Noncontrolling interest	0.6	(2.0)	(0.6)	—	0.3	(1.7)
Share-based compensation expense	—	0.1	—	0.7	—	0.8
Acquisition and disposition costs	0.2	—	0.1	0.5	(0.5)	0.3
Adjusted EBITDA	$20.5	$(5.8)	$1.3	$(4.6)	$0.1	$11.5

(in millions)	Three Months ended March 31, 2021
	Infrastructure	Life Sciences	Spectrum	Non-operating Corporate	Other and Elimination	INNOVATE
Net income attributable to INNOVATE Corp.						$12.6
Less: Discontinued operations						51.9
Net Income (loss) attributable to INNOVATE Corp., excluding discontinued operations	$—	$(4.2)	$(4.4)	$(30.8)	$0.1	$(39.3)
Adjustments to reconcile net income (loss) to Adjusted EBITDA:
Depreciation and amortization	2.4	—	1.5	—	—	3.9
Depreciation and amortization (included in cost of revenue)	2.3	—	—	—	—	2.3
Other operating expense	—	—	0.4	—	—	0.4
Interest expense	1.9	—	2.3	17.2	—	21.4
Loss on early extinguishment or restructuring of debt	—	—	0.9	9.9	—	10.8
Other expense (income), net	0.2	—	0.4	(4.0)	—	(3.4)
Income tax expense	—	—	—	1.1	—	1.1
Noncontrolling interest	—	(2.1)	(0.5)	—	(1.1)	(3.7)
Share-based compensation expense	—	0.1	0.1	0.4	—	0.6
Nonrecurring Items	0.2	—	—	0.5	—	0.7
COVID-19 Costs	3.9	—	—	—	—	3.9
Acquisition and disposition costs	0.4	—	0.1	1.7	0.1	2.3
Adjusted EBITDA	$11.3	$(6.2)	$0.8	$(4.0)	$(0.9)	$1.0